Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-114212 and Form S-8 No. 333-142448) of Piedmont Office Realty Trust, Inc. and in the related Prospectuses of our report dated March 10, 2009, with respect to the consolidated financial statements and schedule of Piedmont Office Realty Trust, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

Atlanta, Georgia

March 10, 2009